Exhibit 4.1


                        PREMIER ACCEPTANCE CORPORATION,

                                     Issuer

                                      and

                          NORWEST BANK MINNESOTA, N.A.

                                    Trustee


                               SERIES SUPPLEMENT

                        (Dated as of February 23, 1995)

                                       TO

                                   INDENTURE

                        (Dated as of November 23, 1988)


                             MORTGAGE-BACKED BONDS

                                   SERIES 28


                               TABLE OF CONTENTS

                                                             Page No.

PRELIMINARY STATEMENT. . . . . . . . . . . . . . . . . . . . .  1

GRANTING CLAUSES . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 1.   Designation . . . . . . . . . . . . . . . . . . .  2
SECTION 2.   Date of Series 28 Bonds . . . . . . . . . . . . .  2
SECTION 3.   Aggregate Principal Amounts; Classes. . . . . . .  2
SECTION 4.   Stated Maturity . . . . . . . . . . . . . . . . .  2
SECTION 5.   Denominations . . . . . . . . . . . . . . . . . .  2
SECTION 6.   Payment Dates . . . . . . . . . . . . . . . . . .  2
SECTION 7.   Record Dates and Special Redemption Record Dates.  2
SECTION 8.   Accounting Dates. . . . . . . . . . . . . . . . .  3
SECTION 9.   Special Redemption Dates. . . . . . . . . . . . .  3
SECTION 10.  Special Redemption Record Dates . . . . . . . . .  3
SECTION 11.  Accrual Date; Interest Payments . . . . . . . . .  3
SECTION 12.  Optional Redemption By Issuer . . . . . . . . . .  3
SECTION 13.  Redemption of Class A Bonds by Holders. . . . . .  3
SECTION 14.  Special Redemption. . . . . . . . . . . . . . . .  5
SECTION 15.  Places for Payment of Principal and Interest of
             Series 28 Bonds . . . . . . . . . . . . . . . . .  5
SECTION 16.  Reserve Fund; Surplus Account . . . . . . . . . .  5
SECTION 17.  Collateral Proceeds Account . . . . . . . . . . .  6
SECTION 18.  Provisions Applicable to the Residual Bonds . . .  7
SECTION 19.  Certain Defined Terms . . . . . . . . . . . . . .  8
SECTION 20.  Mortgage Certificates . . . . . . . . . . . . . . 10
SECTION 21.  REMIC Status. . . . . . . . . . . . . . . . . . . 10
SECTION 22.  Substitution of Mortgage Certificates . . . . . . 11
SECTION 23.  Form of Bonds . . . . . . . . . . . . . . . . . . 11
SECTION 24.  No Recourse; Default. . . . . . . . . . . . . . . 11
SECTION 25.  Ratification of Indenture . . . . . . . . . . . . 11
SECTION 26.  Special Responsibilities of Trustee . . . . . . . 11
SECTION 27.  Other Schedules . . . . . . . . . . . . . . . . . 11
SECTION 28.  Counterparts. . . . . . . . . . . . . . . . . . . 12

EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . .A-1

EXHIBIT B. . . . . . . . . . . . . . . . . . . . . . . . . . .B-1

SCHEDULE I MORTGAGE CERTIFICATES . . . . . . . . . . . . . . SI-1

SCHEDULE II RESERVE FUND INITIAL DEPOSIT . . . . . . . . . .SII-1


     THIS SERIES 28 SUPPLEMENT ("Series 28 Supplement"), dated as of February 23, 1995, between PREMIER ACCEPTANCE CORPORATION, a Delaware corporation (the "Issuer"), and NORWEST BANK MINNESOTA, N.A., a national banking association, as trustee (the "Trustee") under an Indenture dated as of November 23, 1988 (as heretofore supplemented, amended and restated, the "Indenture").


                             PRELIMINARY STATEMENT

     SECTIONS 4.01, 4.02 and 10.01 of the Indenture provide, among other things, that the Issuer and the Trustee may at any time and from time to time enter into an indenture supplemental to the Indenture for the purpose of authorizing a Series and to specify certain terms of each Series. The Issuer has duly authorized the creation of a Series consisting of two Classes, one of which having an aggregate principal amount of $14,000,000 (the "Class A Bonds") and one of which having an aggregate principal amount of $1,000 (the "Class B Bonds"), to be known as the Mortgage-Backed Bonds, Series 28 (the "Series 28 Bonds") and the Issuer and the Trustee are executing and delivering this Series 28 Supplement in order to provide for the Series 28 Bonds.


                                GRANTING CLAUSES

     To secure the payment of the principal of and interest on the Series 28 Bonds in accordance with their terms, all of the sums payable under the Indenture and this Series 28 Supplement with respect to the Series 28 Bonds and the performance of the covenants contained in the Indenture and this Series 28 Supplement, the Issuer hereby grants to the Trustee, in trust and as collateral security as provided in the Indenture and this Series 28 Supplement, for (except to the extent permitted by Clause (10) of Section 7.08(c) of the Indenture) the exclusive benefit of the Holders of the Series 28 Bonds, all of the Issuer's right, title and interest in and to any and all benefits accruing to the Issuer from (a) the Mortgage Certificates listed in Schedule I to this Series 28 Supplement which the Issuer is causing to be delivered to the Trustee herewith (and all substitutions therefor as provided by Section 3.10 of the Indenture and Section 22 of this Series 28 Supplement), and all proceeds thereof except the right to receive interest on such Mortgage Certificates pursuant to their terms accruing prior to the Cut-Off Date; (b) the Collateral Proceeds Account for the Series 28 Bonds and all proceeds thereof; (c) the Reserve Fund for the Series 28 Bonds and all proceeds thereof; (d) the Special Redemption Fund for the Series 28 Bonds and all proceeds thereof; and (e) proceeds of all the foregoing (including, but not by way of limitation, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing) (collectively, the "Trust Estate") to secure the Series 28 Bonds.

     The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and of the Indenture and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of the Series 28 Bondholders may be adequately and effectively protected.

SECTION 1.  Designation.

     The Series 28 Bonds shall be designated generally as the Issuer's Mortgage-Backed Bonds, Series 28.

SECTION 2.  Date of Series 28 Bonds.

     The Series 28 Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on the Delivery Date for the Series 28 Bonds shall be dated February 23, 1995. All other Series 28 Bonds that are authenticated after the Delivery Date for the Series 28 Bonds for any other purpose under the Indenture shall be dated the date of their authentication.

SECTION 3.  Aggregate Principal Amounts; Classes.

     The aggregate principal amount of the Class A Bonds that may be authenticated and delivered under this Series 28 Supplement is limited to $14,000,000 except for Class A Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Class A Bonds pursuant to Sections 3.04, 3.05 or 3.06 of the Indenture. Such aggregate principal amount shall be allocated entirely to the Class A Bonds, which will constitute Regular Bonds. The aggregate principal amount of the Class B Bonds that may be authenticated and delivered under this Series 28 Supplement is limited to $1,000, except for Class B Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Class B Bonds pursuant to Sections 3.04, 3.05 or 3.06 of the Indenture. The Class B Bonds will constitute Residual Bonds. The Class A Bonds shall bear interest at 8.00% per annum. The Class B Bonds shall bear no stated rate of interest. For purposes of determining the principal amount of Bonds that is Outstanding for any reason under the Indenture or this Series 28 Supplement, the principal amount of the Class B Bonds shall be excluded.

SECTION 4.  Stated Maturity.

     The Series 28 Bonds shall have a Stated Maturity of April 1, 2025.

SECTION 5.  Denominations.

     The  Series  28  Bonds  will  be  issued  in  fully   registered   form  in
denominations of $1,000 and integral multiples thereof.

SECTION 6.  Payment Dates.

     The Payment Dates for the Series 28 Bonds shall be the first day of each month commencing April 1, 1995.

SECTION 7.  Record Dates and Special Redemption Record Dates.

     The Record Date and Special Redemption Record Date for any payment of principal of or interest on the Series 28 Bonds shall be the close of business on the last Business Day of the second month preceding the month in which the applicable Payment Date or Distribution Date occurs.

SECTION 8.  Accounting Dates.

     The Accounting Date for any payment of principal of or interest on the Series 28 Bonds will be the last day of the second month preceding a month in which a Payment Date occurs.

SECTION 9.  Special Redemption Dates.

     The Special Redemption Dates for the Series 28 Bonds shall be the first day of each month commencing April 1, 1995.

SECTION 10.  Special Redemption Record Dates.

     The Special Redemption Record Date for any Special Redemption shall be the close of business on the last Business Day of the second month preceding the month in which a Special Redemption Date occurs.

SECTION 11.  Accrual Date; Interest Payments.

     The Accrual Date for the Series 28 Bonds will be February 23, 1995. Interest payments on the Series 28 Bonds will include interest accrued through the Accounting Date preceding the applicable Payment Date. Interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

SECTION 12.  Optional Redemption By Issuer.

     (a) The Issuer may, at its option, redeem all (but not less than all) of the outstanding Series 28 Bonds on any Payment Date as of which the aggregate unpaid principal amount of the Class A Bonds is less than 20% of the original Principal Amount of the Class A Bonds as set forth in Section 3 hereof. In such event, (i) each Class A Bond shall be redeemed at its Redemption Price, and (ii) the Class B Bonds shall be redeemed at an aggregate redemption price equal to all monies remaining in the Trust Estate following liquidation of all investments in the Trust Estate and payment of the Redemption Price of all Class A Bonds.

     (b) The Issuer may, at its option, redeem all (but not less than all) of the outstanding Series 28 Bonds on any Redemption Date on or after March 1, 1999 upon notice given as provided in Article Eleven of the Indenture. In such event,
(i) each Class A Bond shall be redeemed at its Optional  Redemption  Price,  and
(ii) the Class B Bonds shall be redeemed at an aggregate redemption price equal to all monies remaining in the Trust Estate following liquidation of all investments in the Trust Estate and payment of the Optional Redemption Price of all Class A Bonds.

SECTION 13.  Redemption of Class A Bonds by Holders.

     (a) Unless the Class A Bonds have been declared due and payable prior to their Stated Maturity, the Class A Bonds are subject to redemption at the option of the Holders thereof at the Redemption Price, in the order of priority described in paragraph (b) of this Section 13, but only to the extent funds are available to pay the Redemption Price therefor in the Special Redemption Fund for that Class as of the last day of the calendar month preceding that in which such Redemption Date occurs.

     (b) Subject to the limitations provided in paragraph (a) of this Section 13, on each Redemption Date, the Class A Bonds shall be redeemed in the following order: (1) first, Bonds owned or beneficially owned by a Holder who has died (a "Deceased Holder") will be redeemed in the order of the receipt by the Trustee of a request for redemption but not exceeding $100,000 principal amount of Bonds from any one Deceased Holder, (2) then, Bonds presented by others will be redeemed in the order of the receipt by the Trustee of a request for redemption but not exceeding $10,000 principal amount of Bonds from any one Holder, (3) then Bonds of Deceased Holders in excess of the $100,000 limitation will be redeemed in order of the receipt by the Trustee of a request for redemption and (4) lastly, Bonds presented by others in excess of the $10,000 limitation will be redeemed in order of the receipt by the Trustee of a request for redemption.

     (c) In order to obtain redemption,  the Holder must deliver to the Trustee:
(1) a written request for redemption in form satisfactory to the Trustee, signed by the Holder or such Holder's duly authorized representative (with appropriate evidence of authority), (2) in the case of Bonds of a Deceased Holder, appropriate evidence of death and authority and any requisite tax waivers, and
(3) the Class A Bonds to be redeemed. No particular forms of request for redemption or authority to request redemption are necessary. Once such delivery is made, the Trustee shall hold the Bonds submitted for redemption until paid unless sooner withdrawn by the Holder.

     (d) For purposes of this Section 13, the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Holder, and the entire principal amount of the Bond so held will be deemed to be a Bond of a Deceased Holder. The death of a person, who, during his lifetime, was entitled to substantially all of the beneficial interests of ownership of a Bond will be deemed the death of the Holder, regardless of the identity of the registered Holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife, and trust and certain other arrangements where one person has substantially all of the beneficial ownership interests in the Class A Bond during his or her lifetime. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Class A Bond and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

     (e) The Trustee shall maintain a list of Class A Bonds held by Deceased Holders entitled to the priorities specified in this Section 13. Any requests for redemption presented pursuant to this Section 13 may be withdrawn by the persons presenting the same upon delivery of a written request for such withdrawal received by the Trustee not later than the tenth day of the month preceding that in which such Bonds would otherwise be redeemed.

     (f) So long as all Class A Bonds are registered in the name of a Clearing Agency or its nominee, as the representative of the beneficial owners, requests for redemption shall be made by beneficial owners of the Class A Bonds by delivering the following to the Clearing Agency, through the entity that maintained such beneficial owner's account in the Class A Bonds: (1) a written request for redemption in a form satisfactory to the Clearing Agency and the Trustee, and (2) in the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers requested by the Trustee. Requests for redemption will only be accepted by the Clearing Agency during the first ten days of the month preceding the month in which the applicable Redemption Date occurs. The Clearing Agency will time stamp and forward requests received by it to the Trustee upon receipt. On or before the seventh Business Day preceding the Redemption Date (or such shorter time as the Clearing Agency may allow), the Trustee must give notice to the Clearing Agency as to which requests for redemption submitted by beneficial owners have been accepted, determined by the Trustee in accordance with clause (b) of this Section 13. In the event the maximum amount of Class A Bonds to be redeemed as determined pursuant to Section 11.03 of the Indenture exceeds the aggregate amount of Class A Bonds for which redemption has been requested, the Trustee shall redeem Bonds in accordance with Section 14 hereof and notify the Clearing Agency of such excess at least ten business days prior to the Redemption Date, and the Clearing Agency shall allocate such excess by random lot in accordance with the Clearing Agency's procedure as established from time to time.

SECTION 14.  Special Redemption.

     Except as otherwise provided herein, the Trustee shall call the Class A Bonds for Special Redemption as provided in Section 11.03 of the Indenture. Selection of Bonds for Special Redemption shall be made by random lot or by such other method as the Trustee deems fair and appropriate.

SECTION 15.  Places for Payment of Principal and Interest of Series 28 Bonds.

     (a) Except as provided in paragraph (b) of this Section 15, all payments of interest, principal, prepayments and payments on account of redemption shall be payable by check (subject to collection) mailed to the Person entitled thereto at such Person's address as it appears on the Bond Register on the applicable Record Date or Special Redemption Record Date.

     (b) As long as all Class A Bonds are registered in the name of a Clearing Agency or its nominee as representative of the beneficial owners, interest on the Class A Bonds shall be payable by check or wire of same day funds to the Clearing Agency or its nominee and principal payments, prepayments and payments on account of redemption shall be made in same day funds, except as otherwise agreed by the Trustee and the Clearing agency.

     (c) For so long as all Class A Bonds are registered in the name of a Clearing Agency or its nominee as representative of the beneficial owners, the Clearing Agency or its nominee may, in lieu of surrendering such Class A Bonds for partial redemption, endorse on the reverse of such Class A Bond a notation of such partial redemption. Such partial redemption shall be valid upon payment of the amount thereby required to be paid to the Clearing Agency or its nominee, and the Issuer and the Trustee shall be released and discharged from all liability to the extent of such payment, irrespective of whether such endorsement shall or shall not have been made upon such Bonds by the Clearing Agency or its nominee and irrespective of any error or omission in such endorsement.

     (d) So long as the Class A Bonds are registered in the name of a Clearing Agency or its nominee as representative of the beneficial owners, the Class A Bonds to be redeemed shall be determined in accordance with the applicable random lot or other procedures of the Clearing Agency.

SECTION 16.  Reserve Fund; Surplus Account.

     The Issuer shall deliver the sum of $7,885.40 to the Trustee on the date hereof for deposit in the Reserve Fund. The Issuer hereby directs the Trustee to invest such amount in the Eligible Investments listed on Schedule II attached hereto. Amounts received upon maturity of such Eligible Investments and other proceeds of such Eligible Investments shall be deposited in the Reserve Fund.

     Deposits to the Reserve Fund permitted or required by Sections 13.01(a)(6) and 13.04(a) of the Indenture shall be made in accordance with the provisions of
Section 17 hereof. Disbursements from the Reserve Fund permitted by Section 13.04(a) of the Indenture shall be made by the Trustee on each Payment Date to pay to the Persons entitled thereto in amounts certified by the Issuer in an Officer's Certificate to be operating expenses of the Trust Estate. Such expenses include the fees and expenses of the Trustee attributable to the Series 28 Bonds, accounting and legal expenses attributable to the Series 28 Bonds, and any other expenses if such Officer's Certificate is accompanied by an Opinion of Counsel that such expenses are permitted to be paid from the Trust Estate under
Section 860G(a)(7)(B) of the Code. All other disbursements from the Reserve Fund may be made upon receipt by the Issuer and the Trustee of written confirmation from the Rating Agency that such disbursement will not cause the Rating Agency to downgrade its rating of the Class A Bonds.

     In the event the amounts in the Collateral Proceeds Account on a Payment Date or Special Redemption Date are less than the amounts distributable under Sections 13.01(a) (1) (2), (4) and (5) of the Indenture, the Trustee shall withdraw from the Reserve Fund and deposit in the Collateral Proceeds Account the amount of such excess, but only in the event of a default on a Mortgage Certificate securing the Series 28 Bonds. The Reserve Fund is intended to qualify as a "qualified reserve fund" within the meaning of Section 860G(a)(7)(B) of the Code.

     Notwithstanding any other provision of the Indenture or this Series 28 Supplement, including the provisions of Section 13.03 of the Indenture, the Trustee shall pay to the Holders of the Class B Bonds on each Payment Date without delivering an Accountants' Certificate, funds credited to the Surplus Account for the Series 28 Bonds, provided that the Issuer shall have theretofore delivered to the Trustee the most recently due Accounting Report required to be delivered pursuant to Section 12.08 of the Indenture. For purposes of the disbursement of funds from the Surplus Account pursuant to this provision, the Accounting Report delivered pursuant to Section 4.01(6) of the Indenture on the Delivery Date for the Series 28 Bonds shall constitute an Accountants' Certificate.

SECTION 17.  Collateral Proceeds Account.

     Section 13.01 of the  Indenture is modified to the extent  provided in this
Section 17.

     (a) Amounts distributable on any Payment Date under Section 13.01(a)(2) of the Indenture to the Holders of both Class A Bonds and Class B Bonds shall first be distributed to the Holders of the Class A Bonds until the Holders of the Class A Bonds have received all amounts to which they are entitled under Section 13.01(a)(2) of the Indenture on such Payment Date, and then to the Holders of Class B Bonds.

     (b) The amount to be disbursed from the Collateral Proceeds Account to the Reserve Fund under Section 13.01(a)(6) of the Indenture shall be determined pursuant to this Section 17.

           (1) The Trustee shall withdraw from the Collateral Proceeds Account on each Payment Date and deposit in the Reserve Fund an amount equal to .0033334% of the principal amount of the Class A Bonds Outstanding as of the most recent Principal Determination Date, such withdrawal and deposit to be made after the deposits and withdrawals pursuant to clauses (1), (2),
     (3), (4) and (5) of Section 13.01(a) of the Indenture.

           (2) The Trustee shall withdraw an amount equal to $495.84 from the Collateral Proceeds Account on the first Payment Date and deposit such amount in the Reserve Fund.

           (3) The Trustee shall withdraw from the Collateral Proceeds Account on each Payment Date after the first such date and deposit in the Reserve Fund an amount equal to the lesser of $123.57 or the balance in the Collateral Proceeds Account after all deposits on such date and after all withdrawals on such date except any withdrawal pursuant to Section 13.01(a)(7) of the Indenture.

The foregoing provisions of this Section 17(b) may be modified by the Issuer, without the consent of any Holder, upon receipt by the Issuer and the Trustee of written confirmation from the Rating Agency that such modification will not cause the Rating Agency to downgrade its rating of the Class A Bonds.

SECTION 18.  Provisions Applicable to the Residual Bonds.

     (a) After payment of all Class A Bonds such that there are no Class A Bonds then Outstanding, the Trustee shall pay to the Holders of the Class B Bonds the principal amount thereof in accordance with Section 13.03 of the Indenture and
Section 18(b) hereof.

     (b) Disbursements of Surplus shall be made to each Holder of a Class B Bond on each Distribution Date in the ratio which the original principal amount of Class B Bonds registered in the name of such holder bears to the total original principal amount of Class B Bonds specified in Section 3 of this Series Supplement.

     (c) Neither the Class B Bonds nor any beneficial interest therein may be, directly or indirectly, purchased, transferred, sold, pledged, hypothecated or otherwise assigned without the express written consent of the Issuer. The Issuer will grant such consent to a proposed transfer only if it receives the documentation described in this paragraph. The Issuer will, as a condition to such consent, require delivery of the following:

           (i) either (1) an affidavit to the effect that the proposed transferee of such Class B Bond is neither an "employee benefit plan" (as defined in Section 3(3) of ERISA) subject to ERISA (a "Plan") nor will at any time beneficially hold such Class B Bond for a Plan, or (2) an Opinion of Counsel substantially to the effect that such transfer will not give rise to any prohibited transaction for which no exemption is then available;

           (ii)  an  affidavit,   executed  by  both  the   transferor  and  the
     transferee, that the transferee is not a "Disqualified Organization" as described herein;

           (iii) an Indemnity Agreement signed by the proposed transferee indemnifying the Issuer, Piper Jaffray Companies Inc., Piper Jaffray Inc., the Trustee and any Holder for any tax which may be imposed and for any related expenses which may be incurred as a result of such transfer;

           (iv) a covenant of the proposed transferee to abide by the transfer restrictions set forth in such covenant and set forth on the face of such Class B Bond; and

           (v) an Opinion of Counsel that the proposed transfer is either registered or exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

     A "Disqualified Organization" means (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a Code Section 521 Cooperative) which is exempt from federal income tax unless such organization is subject to the tax imposed by
Section 511 of the Code (the unrelated business income tax); and (iii) a rural electric or telephone cooperative.

     Any attempted or purported transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee, and any Holder of a Class B Bond that attempts to effect such a nonpermitted transfer is deemed to have irrevocably appointed the Trustee as its attorney-in-fact to effect a sale of such Holder's Class B Bond, without notice to such Holder, on such terms as the Trustee may choose. The proceeds of such sale, net of commissions (which may include commissions payable to the Trustee or its affiliates), expenses and taxes due, if any, will be remitted to such Holder by the Trustee, except to the extent that the Trustee determines that such Holder may be liable for other amounts under an indemnity agreement or otherwise, in which case the Trustee may retain a corresponding amount from such remittance as security for such claim.

     If the Issuer has received written notification from each rating agency from which a rating for the Class A Bonds was requested by the Issuer in connection with the issuance of the Class A Bonds, substantially to the effect that the removal or modification of the restrictions on the transfer of the Class B Bonds will not cause such rating agency to downgrade its rating of the Class A Bonds, then the restrictions on transfer set forth above shall cease to apply or will apply only as so modified, as the case may be.

     (d) If as a result of the holding of any Class B Bonds or any beneficial interest therein by a Disqualified Organization a tax is imposed on the Issuer or the Trust Estate, such tax may be paid from amounts which would otherwise be available for distribution to the Holders of the Class B Bonds. In addition, the Issuer may offset against amounts otherwise distributable to any Holder of a Class B Bond amounts payable by that Holder under any indemnity provision of the Indenture or any indemnity agreement.

SECTION 19.  Certain Defined Terms.

     (a) Section 1.01 of the Indenture provides that the meaning of certain defined terms used in the Indenture shall, when applied to the Bonds of a particular Series, be as defined in Section 1.01 but with such additional provisions as are specified in the related Series Supplement. With respect to the Series 28 Bonds, the following provisions shall govern the defined terms set forth below:

     "Accrual Date": The date provided in Section 11 hereof.

     "Assumed Reinvestment Rate": The Assumed Reinvestment Rate will be two and one- half percent (2.5%). Interest shall be compounded monthly.

     "Clearing Agency": The Depository Trust Company and any successor thereto.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Corporate Trust Office": The principal corporate trust office of the Trustee presently located at Norwest Center, Sixth and Marquette, Minneapolis, MN 55479-0069, or such other address as the Trustee may designate from time to time by notice to the Bondholders and the Issuer. Any notices to the Trustee should be mailed to the Trustee at the above address, Attention: Corporate Trust.

     "Cut-Off Date": February 23, 1995.

     "Deceased Holder": A Person described in Section 13 hereof.

     "Delivery Date": February 23, 1995.

     "Eligible  Investments":  For purposes of clauses (ii) (a),  (iv),  (v) and
(vi) of the definition of "Eligible Investments" contained in the Indenture, the rating shall be the highest rating of Standard & Poor's Ratings Group. Clause
(vii) of the definition of "Eligible Investments" contained in the Indenture is deleted for this Series.

     "Excess Collateral": The amount specified in Schedule I.

     "Fixed Adjustment Factor": $1,006.67

     "Individual Bonds": A Class A Bond of an original principal amount of $1,000; a Class A Bond of an original principal amount in excess of $1,000 shall be deemed to be a number of Individual Bonds equal to the quotient obtained by dividing such original principal amount by $1,000.

     "Issue Date": February 23, 1995.

     "Payment Date": Any of the dates described in Section 6 hereof.

     "Principal Determination Date": The Principal Determination Date for the Series 28 Bonds will be the first day of each month, beginning March 1, 1995 (the "Initial Principal Determination Date").

     "Prospectus": The Prospectus dated January 23, 1995 and the Prospectus Supplement dated January 23, 1995 relating to the Class A Bonds as filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 424 of the rules and regulations of the SEC under the Securities Act of 1933, as amended.

     "PTC": Participants Trust Company, a registered "clearing agency" under the Securities Exchange Act of 1934, as amended, for securities including GNMA Certificates.

     "Redemption Date": The first day of each month, commencing April 1, 1995.

     "Redemption Factor": 99.33774834%.

     "Redemption Price" and "Special Redemption Price": The Redemption Price and Special Redemption Price for redemption pursuant to Sections 12(a), 13 and 14 hereof is 100% of the unpaid principal amount of the Class A Bonds being redeemed, plus accrued interest to but not including, the Redemption Date or Special Redemption Date, as applicable.

     "Regular Bonds": The Class A Bonds.

     "REMIC": The Trust Estate.

     "Trustee": Norwest Bank Minnesota, N.A.

     (b) With respect to the Series 28 Bonds, the definitions of "Rating Agency" and "Reinvestment Income" in Section 1.01 of the Indenture are hereby amended to read in their entirety as follows:

     "Rating Agency": Standard & Poor's Ratings Group or any other nationally recognized statistical rating agency rating a Series at the request of the Issuer at the time of the issuance of the Series.

     "Reinvestment Income": Any interest or other earnings on all or part of the Trust Estate for a Series. Unless otherwise specified in this Series 28 Supplement, Reinvestment Income will accrue (1) from the latest date funds are required to be deposited pursuant to the applicable Reinvestment Agreement which will be the Business Day following the Delivery Date in the case of deposits from the Collateral Proceeds Account and the Reserve Fund pursuant to Section
4.02 and, (2) with respect to monthly deposits from the Collateral Proceeds Account of principal and interest payments on the Mortgage Certificates, from
(i) the sixteenth day of such month in the case of GNMA I Certificates, (ii) the twenty-first day of such month in the case of GNMA II Certificates, (iii) the first day of the following month in the case of certified FNMA Certificates, and
(iv) the twenty-sixth day of such month in the case of book-entry FNMA Certificates.

SECTION 20.  Mortgage Certificates.

     The Mortgage Certificates securing the Series 28 Bonds shall include the Mortgage Certificates identified in Schedule I. The Trustee's interests in such Mortgage Certificates are held in book-entry form in a limited purpose account at PTC.

SECTION 21.  REMIC Status.

     The Issuer shall cause an appropriate federal income tax or information return to be filed containing an election to treat the Trust Estate as a REMIC for the taxable year ending December 31, 1995 and for each taxable year thereafter. Such election shall designate the Class A Bonds as the "regular interests" therein, and the Class B Bonds as the "residual interests" therein.

     It is a condition to the issuance of the Series 28 Bonds that an Opinion of Counsel be delivered to the Trustee with respect to the Series 28 Bonds to the effect that: if (i) the Issuer, the Trustee, and the other parties to the issuance transaction comply with all of the provisions of the Indenture and this Series 28 Supplement, (ii) the Issuer issues and sells the Bonds as described in the Registration Statement and the relevant Prospectus Supplement, and (iii) an election is properly made and filed for the Trust Estate to be treated as a REMIC pursuant to Section 860D of the Code, the Trust Estate will qualify as a REMIC and the Class A Bonds of such Series will be considered to be "regular interests" and the Class B Bonds will constitute the "residual interests" in the REMIC on the date of issuance thereof and thereafter, assuming continuing compliance with the REMIC provisions of the Code and any regulations thereunder.

     The  Trustee  shall  not  dispose  of any  asset of the  Trust  Estate  nor otherwise engage in any "prohibited transaction" as defined in Section 860F(a)(2) of the Code, nor accept any contributions to the Trust Estate after the Issue Date unless it has received: (i) a written request to do so by the Holders of a majority of the Original Principal Amount of the Residual Bonds;
(ii) the written consent of such Holders, to any tax imposed as a result of such disposition, transaction, or acceptance; and (iii) an Opinion of Counsel satisfactory to the Issuer that such disposition, transaction, or acceptance will not (a) affect adversely the status as a REMIC of the Trust Estate or of the Class A Bonds as the regular interests of the REMIC, (b) affect the payment of interest on or principal of the Bonds, or (c) result in the encumbrance of the collateral pledged to secure the Series 28 Bonds.

SECTION 22.  Substitution of Mortgage Certificates.

     The Issuer's right to substitute Mortgage Certificates as security for the Series 28 Bonds pursuant to Section 3.10 of the Indenture is subject to the additional limitation that following May 23, 1995, the Issuer shall not substitute Mortgage Certificates unless (i) the Issuer has notified the Trustee by a writing that it does not intend to elect to have the Trust Estate treated as a REMIC for federal income tax purposes; or (ii) the Issuer has delivered an opinion of counsel to the Trustee to the effect that such substitution will not impair any REMIC election or result in a prohibited transaction within the meaning of Section 860F of the Code and (iii), in the case of (i) or (ii) above, the Issuer shall have received written confirmation from the Rating Agency that such substitution will not reduce the rating on the Series 28 Bonds then in effect. Substitutions on or prior to May 23, 1995 shall be made in accordance with Section 3.10 of the Indenture except that the Issuer is not required to deliver the amount described in clause 2(b) of the first paragraph of such Section. In addition, there may be no substitution for Substitute Mortgage Certificates.

SECTION 23.  Form of Bonds.

     The form of the Class A Bonds is set forth hereto as Exhibit A, and the form of the Class B Bonds is set forth hereto as Exhibit B.

SECTION 24.  No Recourse; Default.

     Notwithstanding anything in the Indenture or in any other instrument referenced therein to the contrary, each Holder, by accepting delivery of such Holder's Bond, recognizes that each Bond is a non-recourse obligation and agrees to look solely to the Trust Estate for the payment of all sums due thereunder and under the terms of the Indenture and the Issuer shall not be liable for any deficiency or other personal money judgment with respect to the payment of such sums.

     For purposes of Section 4.01(5) of the Indenture, a Default on the Series 28 Bonds shall not constitute a Default under the Indenture.

SECTION 25.  Ratification of Indenture.

     As supplemented and amended by this Series 28 Supplement, the Indenture as heretofore supplemented, amended and restated is in all respects ratified and confirmed and the Indenture as so supplemented by this Series 28 Supplement shall be read, taken and construed as one and the same instrument.

SECTION 26.  Special Responsibilities of Trustee.

     In addition to the duties and responsibilities of the Trustee contained in Article Seven of the Indenture, the Trustee shall pay all charges and fees assessed by the Participants Trust Company with respect to the Mortgage Certificates listed on the attached Schedule I.

SECTION 27.  Other Schedules.

     Schedule I is attached hereto as contemplated by the Indenture.

SECTION 28.  Counterparts.

     This Series 28 Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Series 28 Supplement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.


                                PREMIER ACCEPTANCE CORPORATION

                                By /s/ Mark A. Lindgren
                                   Its Vice President


                                NORWEST BANK MINNESOTA, N.A.

                                By /s/ William C. Schmoker
                                   Its Corporate Trust Officer


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me in the City of Minneapolis this 23rd day of February, 1995 by Mark A. Lindgren, the Vice President of Premier Acceptance Corporation, a Delaware corporation, on behalf of the corporation.

                                /s/ Ruta Vetra Kubits
                                Notary Public

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me in the City of Minneapolis this 23rd day of February, 1995 by William C. Schmoker, the Corporate Trust Officer of Norwest Bank Minnesota, N.A., a national banking association, on behalf of the association.

                                /s/ Ruta Vetra Kubits
                                Notary Public



                         PREMIER ACCEPTANCE CORPORATION
                           8.00% MORTGAGE-BACKED BOND
                               SERIES 28, CLASS A

     THE PRINCIPAL OF THIS BOND IS SUBJECT TO PREPAYMENT AND PARTIAL REDEMPTION FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS BOND. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THIS BOND MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS BOND MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

     THE CLASS A BONDS ARE BOOK-ENTRY BONDS AND THIS BOND IS BEING REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY").

     THIS BOND MAY NOT BE TRANSFERRED EXCEPT UPON COMPLIANCE WITH THE TERMS OF THE WITHIN REFERENCED INDENTURE. FURTHERMORE, UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY, TO THE ISSUER OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

$       14,000,000.00                                                No. R - _1_
(Original Principal Amount)


ISSUE DATE OF SERIES     DUE DATE      FIRST INTEREST PAYMENT DATE         PAYMENT DATES                   CUSIP

 February 23, 1995    April 1, 2025           April 1, 1995          First day of each month             740460CJ7



     Premier Acceptance Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer") for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of FOURTEEN MILLION AND NO/100 DOLLARS ($14,000,000.00) on or prior to April 1, 2025 and to pay interest at the rate per annum specified in the title of this Bond (computed as if each year consisted of 360 days and each month 30 days) on the unpaid portion of the principal amount of this Bond. Interest shall be due and payable as indicated above, and shall accrue from the first day of the second calendar month preceding the month in which a Payment Date occurs (or from the date hereof in the case of the First Interest Payment
Date) through the last day of the second calendar month preceding the month in which a Payment Date occurs until payment of the principal amount of this Bond has been made or duly provided for. The first such payment of interest will be made on the First Interest Payment Date set forth above. The interest so payable on any Payment Date, and any prepayment of principal that may be required on any Redemption Date or Special Redemption Date, will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered on the Regular Record Date for such Payment Date or Redemption Date, or on the Special Redemption Record Date for a Special Redemption Date. The Regular Record Date and the Special Redemption Record Date shall be the close of business on the last Business Day of the second calendar month preceding that in which a Payment Date, Redemption Date or Special Redemption Date occurs. Any such principal or interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder of Record on the Regular Record Date or Special Redemption Record Date, as applicable, and may be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered on a Special Record Date for the payment of such defaulted principal and interest to be fixed by the Trustee, notice of which shall be given to Holders not less than 10 days prior to such Special Record Date, or may be paid, at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The Class A Bonds are book-entry bonds and this Bond is being registered in the name of CEDE & CO., as nominee for the Clearing Agency.

     So long as this Bond is registered in the name of the Clearing Agency or its nominee as the representative of the Beneficial Owners, the interest on this Bond shall be payable by wire of same day funds to the Clearing Agency or its nominee and principal payments shall be made in same day funds except as otherwise agreed by the Trustee and the Clearing Agency. Otherwise, the principal and interest on this Bond is payable by check mailed to the Person entitled thereto at such Person's address as it appears on the Bond Register, except for the final payment due on maturity of this Bond, which shall be made only upon presentation and surrender of this Bond, at the office or agency of the Issuer maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a portion of this Bond shall be called for redemption, a new Bond in principal amount equal to the unredeemed portion hereof will be issued to the registered owner of this Bond. For so long as the registered owner of this Bond is a Clearing Agency or its nominee, the registered owner may, in lieu of surrendering such Bond for partial redemption, endorse hereon a notation of such partial redemption. Such partial redemption shall be valid upon payment of the amount thereby required to be paid to such registered owner, and the Issuer and the Trustee shall be released and discharged from all liability to the extent of such payment, irrespective of whether such endorsement shall or shall not have been made upon such Bond by such registered owner and irrespective of any error or omission in such endorsement. Accordingly, ANY PERSON WHO INTENDS TO ACQUIRE THIS BOND SHOULD VERIFY THE PRINCIPAL AMOUNT HEREOF WITH THE TRUSTEE BEFORE ACQUIRING THE SAME.

     Reference is made to the further provisions of this Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     The Issue Date of the Series of Bonds designated herein is set forth above.

     IN  WITNESS  WHEREOF,   Premier  Acceptance  Corporation  has  caused  this
instrument to be signed, manually or by facsimile, by its President or a Vice President and its corporate seal to be imprinted hereon.

Dated: February 23, 1995

PREMIER ACCEPTANCE CORPORATION

By
Its

FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Series of Bonds referred to in the within-mentioned Indenture

NORWEST BANK MINNESOTA, N.A., TRUSTEE

By
Its

                              MORTGAGE-BACKED BOND

This Bond is one of a duly authorized issue of Bonds of the Issuer, designated as its Mortgage-Backed Bonds (herein called the "Bonds"), issued and to be issued in one or more Series, and is part of the Series of Bonds designated on the face hereof (herein called the "Bonds of this Series"), all issued and to be issued under an Indenture dated as of November 23, 1988 (as amended, herein called the "Indenture"), between the Issuer and Norwest Bank Minnesota N.A., (as successor to First Trust National Association, the "Trustee"), which term includes any successor Trustee under the Indenture, to which Indenture and all indentures supplemental thereto (including the indenture supplemental thereto which authorized the Bonds of this Series) reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders, and the terms upon which the Bonds are, and are to be, authenticated and delivered. All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As provided in the Indenture, the Bonds are issuable in Series which may vary as provided or permitted in the Indenture. All Bonds of each Series are equally and ratably secured to the extent provided by the supplemental indenture authorizing such Series. This Bond is one of the Series specified in its title.

On each Redemption Date commencing with the second calendar month following the Issue Date of the Series designated on the face hereof, the Issuer will redeem at a redemption price equal to 100% of the unpaid principal amount thereof plus interest accrued and unpaid on the Bonds of this Series to be redeemed, if any, to but not including the Redemption Date (hereinafter referred to as the "Special Redemption Price"), Bonds of this Class for which redemption is requested in the order of priority described below, but only to the extent funds are available to pay the Special Redemption Price therefor in the Special Redemption Fund for this Series determined as of the applicable Accounting Date. Subject to this limitation, on each Redemption Date (i) first, Bonds for which redemption is requested by the personal representative, surviving joint tenant or tenant by the entirety of deceased Holders will be redeemed in the order of receipt but not exceeding $100,000 principal amount of Bonds from any one deceased Holder, (ii) then Bonds for which redemption is requested by other Holders will be redeemed in the order of their receipt by the Trustee, but not exceeding $10,000 principal amount of Bonds from any one Holder, (iii) then, Bonds for which redemption is requested on behalf of deceased Holders in excess of $100,000 principal amount limitation will be redeemed in order of receipt by the Trustee and (iv) if funds remain available in the Special Redemption Fund, Bonds for which redemption is requested by Holders other than deceased Holders in excess of the $10,000 principal amount limitation will be redeemed in order of receipt by the Trustee.

This Bond will be subject to Special Redemption, in whole or in part, on any Special Redemption Date, in the event that the amount on deposit in the Special Redemption Fund (determined after redeeming Bonds at the option of the Holders, if any,) exceeds a level specified in the Indenture. The Bonds will be subject to redemption at the Special Redemption Price. As provided in the Indenture, all Special Redemptions will be made by the Trustee by random lot.

The Bonds shall be redeemable at the option of the Issuer, in whole but not in part, at the Redemption Price, plus accrued interest to, but not including, the Redemption Date, on any Payment Date if the aggregate principal amount of the Bonds then outstanding is less than 20% of the initial aggregate principal amount of the Bonds. The Issuer may also redeem all, but not less than all, of the Outstanding Bonds on any Redemption Date upon notice given as provided in the Indenture on or after March 1, 1999, at the Optional Redemption Price of 100% of the principal amount thereof, plus accrued interest to, but not including, the Redemption Date.

If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Bonds, or of all the Bonds of any Series, may become or be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond may be registered on the Bond Register of the Issuer, upon surrender of this Bond for registration of transfer at the office or agency of the Issuer in the United States of America, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of the same Series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the Holders of a majority in aggregate principal amount of each Series of Bonds to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the outstanding Bonds, on behalf of the Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond.

The term "Issuer" as used in this Bond includes any successor under the Indenture.

The Bonds are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, as provided in the Indenture and subject to certain limitations therein set forth. The Bonds are exchangeable for a like aggregate principal amount of Bonds of the same Series of a different authorized denomination, as requested by the Holder surrendering same.

No reference herein to the Indenture shall alter or impair the obligation of the Issuer to pay the principal of and interest on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.


                       CERTIFICATE OF PARTIAL REDEMPTION

                              PRINCIPAL AMOUNT          BALANCE OF PRINCIPAL
   PAYMENT DATE                   REDEEMED                  AMOUNT UNPAID                 SIGNATURE

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________

___________________         ___________________         ___________________         ___________________


                                   ASSIGNMENT

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE _____________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)
________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________________________
Attorney
to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated _________________________________

________________________________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

________________________________________
Signature Guaranteed:

                                   EXHIBIT B

                         [FORM OF FACE OF CLASS B BOND]

     THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER, WHICH WILL BE CONDITIONED UPON DELIVERY BY THE HOLDER OF AN OPINION OF COUNSEL THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS.

     THIS BOND MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, AS DESCRIBED HEREIN.

     THIS BOND MAY NOT BE TRANSFERRED EXCEPT UPON COMPLIANCE WITH THE TERMS OF THE WITHIN REFERENCED INDENTURE.


$______________________                                           No. R-________
(Original Principal Amount)


                         PREMIER ACCEPTANCE CORPORATION

                        MORTGAGE-BACKED BOND, SERIES 28
                                    CLASS B


Issue Date

      Of Class                                                        Due Date

February 23, 1995                                                  April 1, 2025

     Premier Acceptance Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer") for value received, hereby promises to pay to _____________________________________
or registered assigns, the principal amount stated above plus the amounts payable on any Payment Date in accordance with the within-mentioned Indenture, to be paid to the Person in whose name this Bond is registered on the Record Date preceding such Distribution Date. Amounts payable hereunder shall be payable on each Distribution Date.

     Reference is made to the further provisions of this Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     The Issue Date of the Series of Bonds designated herein is set forth above.

     IN  WITNESS  WHEREOF,   Premier  Acceptance  Corporation  has  caused  this
instrument to be signed, manually or in facsimile, by its President or a Vice President and its corporate seal to be imprinted hereon.


Dated: February 23, 1995
                              PREMIER ACCEPTANCE CORPORATION


                              By
(SEAL)


                                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Series of Bonds referred to in the within-mentioned Indenture.


                              NORWEST BANK MINNESOTA, N.A.,
                              Trustee


                              By _______________________________________________
                               Its _____________________________________________


                           [FORM OF REVERSE OF BOND]

                              MORTGAGE-BACKED BOND


     This Bond is one of a duly authorized issue of Bonds of the Issuer, designated as its Mortgage-Backed Bonds (herein called the "Bonds") issued and to be issued in one or more Series, and is part of the Series of Bonds designated on the face hereof (herein called the "Bonds of this Series"), all issued and to be issued under an Indenture dated as of November 23, 1988 (as amended, herein called the "Indenture"), between the Issuer and Norwest Bank Minnesota, N.A., (the "Trustee"), which term includes any successor Trustee under the Indenture, to which Indenture and all indentures supplemental thereto (including the indenture supplemental thereto which authorized the Bonds of this Series) reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Bonds, and the terms upon which the Bonds are, and are to be, authenticated and delivered. All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     As provided in the Indenture, the Bonds are issuable in Series which may vary as in the Indenture provided or permitted. All Bonds of each Series are equally and ratably secured to the extent provided by the supplemental indenture authorizing such Series. This Bond is one of the Series specified in its title. This Bond may be redeemed as provided in the Indenture.

     With the prior written consent of Premier Acceptance Corporation, the transfer of this Bond may be registered on the Bond Register of the Issuer, upon surrender of this Bond for registration of transfer at the office or agency of the Issuer in the United States of America, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee, duly executed by the Holder hereof or his attorney duly authorized in writing, together with the following:

           (i) either (1) an affidavit to the effect that the proposed transferee is neither an employee benefit plan (as defined in Section 3(3) of ERISA) subject to ERISA (a "Plan") nor will at any time beneficially hold this Bond for a Plan, or (2) an Opinion of Counsel substantially to the effect that such transfer will not give rise to any prohibited transaction for which no exemption is then available;

           (ii)  an  affidavit,   executed  by  both  the   transferor  and  the
     transferee, that the transferee is not a "Disqualified Organization," as described herein;

           (iii) an Indemnity Agreement signed by the proposed transferee indemnifying the Issuer, Piper Jaffray Companies Inc., Piper Jaffray Inc. and all other affiliates of Piper Jaffray Companies Inc., the Trustee and any Holder of a Bond of this Series for any tax which may be imposed and for any related expenses which may be incurred as a result of such transfer;

           (iv) a covenant of the proposed transferee to abide by the transfer restrictions set forth in such covenant and set forth on the face of the Class B Bond; and

           (v) an Opinion of Counsel that the proposed transfer is either registered or exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

     A "Disqualified Organization" means (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or agency or instrumentality of any of the foregoing; (ii) any organization (other than a Code Section 521 Cooperative) which is exempt from federal income tax unless such organization is subject to the tax imposed by
Section 511 of the Code (the unrelated business income tax); and (iii) a rural electric or telephone cooperative.

     Any attempted or purported transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee, and any Holder of a Class B Bond that attempts to effect such a non-permitted transfer is deemed to have irrevocably appointed the Trustee as its attorney-in-fact to effect a sale of such Holder's Class B Bond, without notice to such Holder, on such terms as the Trustee may choose. The proceeds of such sale, net of commissions (which may include commissions payable to the Trustee or its affiliates), expenses and taxes due, if any, will be remitted to such Holder by the Trustee, except to the extent that the Trustee determines that such Holder may be liable for other amounts under the Indemnity Agreement or otherwise, in which case the Trustee may retain a corresponding amount from such remittance as security for such claim.

     Thereupon one or more new Bonds of the same Series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the Holders of a majority in aggregate principal amount of each Series of Bonds to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Bonds, on behalf of the Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond.

     The term "Issuer" as used in this Bond includes any successor under the Indenture.

     No reference herein to the Indenture shall alter or impair the obligation of the Issuer to pay the principal of and interest on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.


     FOR VALUE RECEIVED, the undersigned does hereby transfer, sell assign and convey unto

                   (please print name, address and zip code) the within Bond, and all rights thereunder. The undersigned transferee and transferor, under penalty of perjury, do hereby certify that the transferee is not a "Disqualified Organization" as defined in the within Bond.

                                     _________________________________
                                     (Signature of transferee)

                                     Dated: __________________________


______________________________
(Social Security Number or
federal tax identification
number of transferee must
be supplied)



                                   SCHEDULE I

                             MORTGAGE CERTIFICATES



    SCHEDULE I-SERIES 28
    CURRENT DATE:         03-Mar-95
    DATED DATE:           01-Feb-95
    FIRST PYMT DATE:      20-Mar-95
    SUM OF COLLATERAL VALUES OF THE MORTGAGE CERTIFICATES      $14,137,121.46
    AGGREGATE COLLATERAL VALUE                                 $14,042,781.46
    EXCESS COLLATERAL                                              $42,781.46


                                       ORIGINAL      Mar-95       CURRENT       GROSS    SERVICING  INTEREST   DATED       STATED
      POOL #   TYPE       CUSIP #       AMOUNT       FACTOR        AMOUNT       COUPON     FEE       RATE      DATE       MATURITY

         1922  GNMA II   36202CD34   1,257,152.00  0.99672806    1,253,038.67    8.75%      0.75%    8.00%  01-Dec-94   20-Dec-2024
         1937  GNMA II   36202CEJ8     983,697.00  0.99921614      982,925.92    8.75%      0.75%    8.00%  01-Jan-95   20-Jan-2025
         1953  GNMA II   36202CE25   4,438,707.00  1.00000000    4,438,707.00    8.75%      0.75%    8.00%  01-Feb-95   20-Feb-2025
         1841  GNMA II   36202CBJ1   1,000,000.00  0.99255830      992,558.30    8.75%      0.75%    8.00%  01-Aug-94   20-Aug-2024
       354857  GNMA I    36203PE66     582,597.00  0.99405459      579,133.22    8.50%      0.50%    8.00%  01-Jul-94   15-Jul-2024
       399357  GNMA I    36205STN5     134,890.00  0.99332837      133,990.06    8.50%      0.50%    8.00%  01-Sep-94   15-Sep-2024
       352726  GNMA I    36203LYX4     252,923.00  0.94767291      239,688.28    8.50%      0.50%    8.00%  01-Aug-93   15-Jul-2023
       384156  GNMA I    36204YWR0     620,923.00  0.99350527      616,890.27    8.50%      0.50%    8.00%  01-May-94   15-May-2024
       392660  GNMA I    36205KE99     129,316.00  0.99669184      128,888.20    8.50%      0.50%    8.00%  01-Oct-94   15-Oct-2024
       404290  GNMA I    36205YC34     212,268.00  0.99627153      211,476.57    8.50%      0.50%    8.00%  01-Sep-94   15-Sep-2024
       379842  GNMA I    36204T5B6     636,133.00  0.94291988      599,822.45    8.50%      0.50%    8.00%  01-Mar-94   15-Mar-2024
       363267  GNMA I    36203YQU1     140,441.00  0.91759181      128,867.51    8.50%      0.50%    8.00%  01-Sep-93   15-Sep-2023
       392588  GNMA I    36205KCZ3     273,147.00  0.99586922      272,018.69    8.50%      0.50%    8.00%  01-Sep-94   15-Sep-2024
       389844  GNMA I    36205GBM2     591,826.00  0.99541723      589,113.80    8.50%      0.50%    8.00%  01-Aug-94   15-Aug-2024
       392644  GNMA I    36205KER9     115,214.00  0.99725329      114,897.54    8.50%      0.50%    8.00%  01-Oct-94   15-Oct-2024
       344470  GNMA I    36203BT38     153,818.00  0.74965627      115,310.63    8.50%      0.50%    8.00%  01-Mar-93   15-Mar-2023
       365123  GNMA I    36204BSL8     763,428.00  0.99523821      759,792.72    8.50%      0.50%    8.00%  01-Aug-94   15-Aug-2024
       359818  GNMA I    36203UVK5     162,379.00  0.85514352      138,857.35    8.50%      0.50%    8.00%  01-Aug-93   15-Aug-2023
       363286  GNMA I    36203YRF3     152,622.00  0.95233098      145,346.66    8.50%      0.50%    8.00%  01-May-94   15-Apr-2024
       382655  GNMA I    36204XBY0     715,453.00  0.98650354      705,796.92    8.50%      0.50%    8.00%  01-Aug-94   15-Aug-2024
       384327  GNMA I    36204Y4L4     150,226.00  0.99416155      149,348.91    8.50%      0.50%    8.00%  01-May-94   15-May-2024
       395269  GNMA I    36205NCE4     161,804.00  0.98390849      159,200.33    8.50%      0.50%    8.00%  01-Oct-94   15-Oct-2024
       403649  GNMA I    36205XL69     684,260.00  0.99589551      681,451.46    8.50%      0.50%    8.00%  01-Aug-94   15-Aug-2024

     TOTALS:                        14,313,224.00               14,137,121.46



                                   SCHEDULE II
                          RESERVE FUND INITIAL DEPOSIT


  The initial deposit to the Reserve Fund is $7,885.40, which shall be invested by the Trustee in the following Treasury STRIPS:


  Maturity Date          Amount              CUSIP

  15 Nov 2000            $1,000              912833 FM7
  15 Nov 2001            $1,000              912833 FP0
  15 Nov 2003            $2,000              912833 FT2
  15 Nov 2004            $1,000              912833 FV7
  15 Nov 2005            $1,000              912833 FX3
  15 Nov 2006            $1,000              912833 FZ8
  15 Nov 2007            $2,000              912833 GB0
  15 Nov 2008            $1,000              912833 GD6
  15 Nov 2009            $2,000              912833 GF1
  15 Nov 2010            $1,000              912833 JV3
  15 Nov 2011            $2,000              912833 JX9
  15 Nov 2012            $1,000              912833 JZ4
  15 Nov 2013            $1,000              912833 KB5
  15 Nov 2014            $2,000              912833 KD1
  15 Nov 2015            $1,000              912833 KF6
  15 Nov 2016            $2,000              912833 KK5